Exhibit 99.1

CONTACT:	JOSEPH MACNOW

(201) 587-1000

210 Route 4 East

Paramus, NJ, 07652

FOR IMMEDIATE RELEASE – April 30, 2009

Vornado Realty L.P. Announces Cash Tender Offer for any and all of Its 4.50% Notes due 2009, 4.75% Notes due 2010 and 5.60% Notes due 2011

PARAMUS, NEW JERSEY -- Vornado Realty L.P. (the “Company”), the operating partnership through which Vornado Realty Trust (NYSE: VNO) conducts its business and holds substantially all of its assets, today announced that it has commenced a cash tender offer for any and all of its $154,910,000 principal amount of outstanding 4.50% Notes due 2009 (CUSIP No. 929043AB3) (the “2009 Notes”), $177,205,000 principal amount of outstanding 4.75% Notes due 2010 (CUSIP No. 929042AB5) (the “2010 Notes”), and $204,811,000 principal amount of outstanding 5.60% Notes due 2011 (CUSIP No. 929043AD9) (the “2011 Notes” and together with the 2009 Notes and the 2010 Notes, the “Securities”). The Company intends to pay for all of the Securities purchased pursuant to the tender offer by utilizing cash on hand and its revolving credit facilities. The Offer to Purchase, dated today, and the related letter of transmittal, set forth the terms of the tender offer.

Upon the terms and subject to the conditions of the tender offer, the 2009 Notes will be purchased at a purchase price of $1,000 per $1,000 in principal amount of such Securities, the 2010 Notes will be purchased at a purchase price of $970 per $1,000 in principal amount of such Securities, and the 2011 Notes will be purchased at a purchase price of $970 per $1,000 in principal amount of such Securities, in each case validly tendered and accepted for purchase, plus accrued and unpaid interest to, but not including, the date on which the Securities are purchased. The tender offer will expire at 5:00 p.m., New York City time, on May 7, 2009, unless extended by the Company (the “Expiration Date”). Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. Tendered Securities may be withdrawn prior to, but not after, the Expiration Date.

The tender offer is conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase. The tender offer is not conditioned upon the tender of any minimum principal amount of Securities. Subject to applicable law, the Company may, at its sole discretion, waive any condition applicable to the tender offer and may extend the tender offer. Under certain conditions and as more fully described in the Offer to Purchase, the Company may terminate the tender offer before the Expiration Date.

The Company has retained Citi and JP Morgan Securities to serve as Dealer Managers and has retained Global Bondholder Services Corporation to serve as the information agent for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at 212-430-3774 or 866-470-3900, or in writing at 65 Broadway - Suite 723, New York, NY, 10006, Attention: Corporate Actions. Questions regarding the tender offer may be directed to Citi at (800) 558-3745 (toll free) and to J.P. Morgan Securities at (866) 834-4666 (toll free) and (212) 834-3424 (collect).

Neither the Company, the board of trustees of Vornado Realty Trust, the information agent nor either of the Dealer Managers makes any recommendation as to whether holders of the Securities should tender or refrain from tendering Securities. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Securities or any other securities. The offer is made only by the Offer to Purchase and the related letter of transmittal.

About Vornado Realty L.P.

Vornado Realty L.P. is the operating partnership through which Vornado Realty Trust (NYSE: VNO) conducts its business and holds substantially all of its assets. Vornado Realty Trust is a fully-integrated equity real estate investment trust. Vornado Realty Trust is the sole general partner of, and owned approximately 90.4% of the common limited partnership interest in, Vornado Realty L.P. at March 31, 2009.

Certain statements contained herein may constitute “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments, general competitive factors and the risk factors discussed in documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q.

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